EXHIBIT 15.2
CONSENT OF RYDER SCOTT

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

           Ryder Scott Company, L.P. hereby consents to the use of its name and the information from its reports regarding its estimates of reserves and future net revenues from the production and sale of those reserves for the years ending on December 31, 2006 in the Registration Statement on Form 20F of Ecopetrol S.A. dated September 12, 2008.

RYDER SCOTT COMPANY, L.P.

Houston, Texas
September 12, 2008
/s/Hernan G Acuna
Herman G. Acuna, P.E.
Managing Senior International Vice President